SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: September 25, 2003

Express Scripts, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	0-20199	43-1420563

(State or other jurisdiction of corporation)	(Commission File No.)	(IRS Employer Identification No.)

13900 Riverport Drive, Maryland Heights, Missouri	63043

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(314) 770-1666

(Former name or former address, if changed since last report)

Item 5.      Other Events

                    In April 2002, Express Scripts, Inc. entered into an Executive Employment Agreement with Barbara Hill, president of the Company. The terms of the agreement with Ms. Hill were described in the Company's Definitive Proxy Statement on Form 14A filed on April 28, 2003, but the agreement itself was inadvertently omitted from the exhibits to the Company's subsequent periodic reports. A copy of the agreement is attached as Exhibit 10.1 hereto.

SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.

Date: September 25, 2003	By: /s/ Thomas M. Boudreau
Thomas M. Boudreau
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement with Barbara Hill